SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549



                            FORM 8-K

                  Current Report Pursuant
                to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


Date of report (Date of earliest event reported)   August 28, 1998

          __________________________________________


                          XCL LTD.
    (Exact Name of Registrant as Specified in Its Charter)


                      Delaware
   (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                   (I.R.S. Employer
                                         Identification Number)


          110 Rue Jean Lafitte, 2nd Floor
             Lafayette, Louisiana 70508
      (Address of Principal Executive Offices)


                    318-237-0325
(Registrant's Telephone Number, Including Area Code)



Item 5.     Other Events.

     On August 28, 1998, the Company issued a press release announcing that on August 26, 1998, it and its partners, China National Oil and Gas Exploration and Development Corporation (CNODC) and Apache
Corporation, began drilling the C-4-2 appraisal well located on the Zhao Dong Block, Bohai Bay, the
People's Republic of China. The C-4-2 is located approximately one mile south of the highly successful
C-4 well, which tested 15,359 barrels of oil per day and 10,707 Mcf of gas per day in October 1997. The company does not expect to make additional announcements with respect to the C-4-2 until results have been determined.

XCL Ltd. and Apache Corporation (NYSE:APA) each own a
50 percent interest in the Foreign Contractor's share of the Zhao Dong Block.



                     SIGNATURES

Pursuant  to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                        XCL LTD.

     September 9, 1998               /s/ Lisha C.Falk
_________________________      By:_______________________________
             Date                       Lisha C. Falk
                                        Secretary